                                                                    EXHIBIT 10.1

                            JANUS CAPITAL GROUP INC.

                                     INCOME
                                DEFERRAL PROGRAM

                                 EFFECTIVE AS OF
                                NOVEMBER 9, 2004

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                                TABLE OF CONTENTS

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ARTICLE I - INTRODUCTION...........................................................   1

ARTICLE II - DEFINITIONS...........................................................   1

   2.01  ACCOUNT:..................................................................   1
   2.02  BASE COMPENSATION:........................................................   1
   2.03  BENEFICIARY:..............................................................   2
   2.04  BONUS COMPENSATION:.......................................................   2
   2.05  CHANGE IN OWNERSHIP:......................................................   3
   2.06  CODE:.....................................................................   3
   2.07  COMPANY:..................................................................   3
   2.08  DEFERRAL SUBACCOUNT:......................................................   3
   2.09  DISABILITY:...............................................................   3
   2.10  DISTRIBUTION DATE:........................................................   3
   2.11  ELECTION FORM:............................................................   4
   2.12  ELIGIBLE EMPLOYEE:........................................................   4
   2.13  EMPLOYEE:.................................................................   4
   2.14  EMPLOYER:.................................................................   4
   2.15  ERISA:....................................................................   4
   2.16  KEY EMPLOYEE:.............................................................   4
   2.17  MISCONDUCT:...............................................................   5
   2.18  PARTICIPANT:..............................................................   6
   2.19  PERFORMANCE-BASED COMPENSATION:...........................................   6
   2.20  PERIODIC INCENTIVE COMPENSATION:..........................................   6
   2.21  PERMISSIBLE EVENTS:.......................................................   7
   2.22  PLAN:.....................................................................   7
   2.23  PLAN ADMINISTRATOR:.......................................................   7
   2.24  PLAN YEAR:................................................................   7
   2.25  RETIREMENT:...............................................................   7
   2.26  SECTION 409A:.............................................................   7
   2.27  SEPARATION FROM SERVICE:..................................................   8
   2.28  SPOUSE:...................................................................   8
   2.29  START DATE:...............................................................   8
   2.30  UNFORESEEABLE EMERGENCY:..................................................   8
   2.31  VALUATION DATE:...........................................................   8

ARTICLE III - ELIGIBILITY AND PARTICIPATION........................................   9

   3.01  ELIGIBILITY TO PARTICIPATE................................................   9
   3.02  TERMINATION OF ELIGIBILITY TO DEFER.......................................   9
   3.03  TERMINATION OF PARTICIPATION..............................................  10

ARTICLE IV - DEFERRAL OF COMPENSATION..............................................  10

   4.01  DEFERRAL ELECTIONS........................................................  10
   4.02  TIME AND MANNER OF DEFERRAL ELECTION......................................  11
   4.03  INITIAL PERIOD OF DEFERRAL................................................  13
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                                TABLE OF CONTENTS

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   4.04  INITIAL FORM OF PAYMENT...................................................  14
   4.05  SUBSEQUENT REVISIONS TO DEFERRAL PERIOD OR FORM OF PAYMENT................  14

ARTICLE V - INTERESTS OF PARTICIPANTS..............................................  15

   5.01  ACCOUNTING FOR PARTICIPANTS' INTERESTS....................................  15
   5.02  PHANTOM INVESTMENT OPTIONS................................................  15
   5.03  PHANTOM INVESTMENT OPTION DIRECTIONS AND REALLOCATIONS....................  16
   5.04  VESTING OF A PARTICIPANT'S ACCOUNT........................................  16

ARTICLE VI - DISTRIBUTIONS.........................................................  17

   6.01  GENERAL...................................................................  17
   6.02  DISTRIBUTION PURSUANT TO DEFERRAL ELECTION................................  17
   6.03  DISTRIBUTIONS ON ACCOUNT OF DEATH.........................................  18
   6.04  ACCELERATION OF PAYMENTS..................................................  18
   6.05  FORM OF PAYMENTS..........................................................  19
   6.06  VALUATION.................................................................  20

ARTICLE VII - PLAN ADMINISTRATION..................................................  20

   7.01  PLAN ADMINISTRATOR........................................................  20
   7.02  ACTION....................................................................  20
   7.03  POWERS OF THE PLAN ADMINISTRATOR..........................................  20
   7.04  COMPENSATION, INDEMNITY AND LIABILITY.....................................  22
   7.05  TAXES.....................................................................  22
   7.06  CONFORMANCE WITH SECTION 409A.............................................  22

ARTICLE VIII - CLAIMS PROCEDURES...................................................  23

   8.01  CLAIMS FOR BENEFITS.......................................................  23
   8.02  APPEALS OF DENIED CLAIMS..................................................  23
   8.03  SPECIAL CLAIMS PROCEDURES FOR DISABILITY DETERMINATIONS...................  23

ARTICLE IX - AMENDMENT AND TERMINATION.............................................  23

   9.01  AMENDMENTS................................................................  23
   9.02  TERMINATION OF PLAN.......................................................  24

ARTICLE X - MISCELLANEOUS..........................................................  24

   10.01 LIMITATION ON PARTICIPANT'S RIGHTS........................................  24
   10.02 UNFUNDED OBLIGATION OF INDIVIDUAL EMPLOYER................................  24
   10.03 OTHER PLANS...............................................................  25
   10.04 RECEIPT OR RELEASE........................................................  25
   10.05 GOVERNING LAW.............................................................  25
   10.06 ADOPTION OF PLAN BY RELATED EMPLOYERS.....................................  25
   10.07 GENDER, TENSE AND EXAMPLES................................................  26
   10.08 SUCCESSORS AND ASSIGNS; NONALIENATION OF BENEFITS.........................  26
   10.09 FACILITY OF PAYMENT.......................................................  26
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                                       ii

                            ARTICLE I - INTRODUCTION

      Janus Capital Group Inc. (the "Company") has established the Janus Capital Group Inc. Income Deferral Program (the "Plan") to permit eligible employees to defer base pay, periodic incentive compensation and certain awards made under its compensation programs. The Plan is a new plan and is effective as of November 9, 2004.

      This document sets forth the terms of the Plan, specifying the group of Employees of the Company and certain affiliated employers who are eligible to make deferrals, the procedures for electing to defer compensation and the Plan's provisions for maintaining and paying out amounts that have been deferred.

      The Employers intend to reserve certain assets for liabilities under the Plan pursuant to a trust agreement. However, to the extent required to prevent taxation of deferrals under Code section 83, the Plan shall be unfunded and unsecured, and amounts deferred by an Employee are an obligation of that Employee's individual Employer.

                            ARTICLE II - DEFINITIONS

      When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

      2.01 Account:

            The account maintained for a Participant on the books of his or her Employer to determine, from time to time, the Participant's interest under this Plan. The balance in such Account shall be determined by the Plan Administrator's delegate. Each Participant's Account shall consist of at least one Deferral Subaccount for each separate deferral under Section 4.02. The Plan Administrator's delegate may also establish such additional Deferral Subaccounts as it deems necessary for the proper administration of the Plan. The Plan Administrator's delegate may also combine Deferral Subaccounts to the extent it deems separate accounts are not needed for sound recordkeeping. Where appropriate, a reference to a Participant's Account shall include a reference to each applicable Deferral Subaccount that has been established thereunder.

      2.02 Base Compensation:

            An Eligible Employee's adjusted base salary, to the extent paid in U.S. dollars from an Employer's U.S. payroll. For any applicable payroll period, an Eligible Employee's adjusted base salary shall be determined after reductions for applicable tax withholdings, authorized deductions (including deductions for any qualified retirement plan under Code section 401(a), any cafeteria plan maintained under Code section 125 and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of base salary available for deferral.

      2.03 Beneficiary:

            The person or persons (including a trust or trusts) properly designated by a Participant, as determined by the Plan Administrator's delegate, to receive the amounts in one or more of the Participant's Deferral Subaccounts in the event of the Participant's death. To be effective, any Beneficiary designation must be in writing, signed by the Participant, and filed with the Plan Administrator's delegate prior to the Participant's death. In the case of a Participant who has a Spouse on the date of his or her death, a designation of a Beneficiary other than such Spouse shall only be effective if such Spouse has provided written consent to the designation that is witnessed by a notary public. In addition, the designation must meet such other standards as the Plan Administrator shall require from time to time. If no designation is validly in effect at the time of a Participant's death or if all designated Beneficiaries have predeceased the Participant, then the Participant's Beneficiary shall be his or her Spouse. If the Participant has no Spouse or if the Participant's Spouse has predeceased the Participant, then the Participant's Beneficiary shall be his or her children (paid on a per stirpes basis). If the Participant has no children or if the Participant's children have predeceased the Participant, then the Participant's Beneficiary shall be his or her estate. A Beneficiary designation of an individual by name (or name and relationship) remains in effect regardless of any change in the designated individual's relationship to the Participant. A Beneficiary designation solely by relationship (for example, a designation of "Spouse," that does not give the name of the Spouse) shall designate whoever is the person in that relationship to the Participant at his or her death. An individual who is otherwise a Beneficiary with respect to a Participant's Account ceases to be a Beneficiary when all payments have been made from the Account.

      2.04 Bonus Compensation:

            An Eligible Employee's adjusted annual cash incentive award under his or her Employer's annual incentive or performance plan, to the extent paid in U.S. dollars from an Employer's U.S. payroll. An Eligible Employee's annual incentive or performance awards shall be adjusted to reduce them for applicable tax withholdings, authorized deductions (including deductions for a qualified retirement plan under Code section 401(a), a cafeteria plan under Code section 125 and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

      2.05 Change in Ownership:

            To the extent provided in Section 409A(a)(2)(A)(v), a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

      2.06 Code:

            The Internal Revenue Code of 1986, as amended from time to time.

      2.07 Company:

            Janus Capital Group Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

      2.08 Deferral Subaccount:

            A subaccount of a Participant's Account maintained to reflect his or her interest in the Plan attributable to each deferral (or separately tracked portion of a deferral) of Base Compensation, Periodic Incentive Compensation and Bonus Compensation, respectively, and earnings or losses credited to such subaccount in accordance with Section 5.01(b).

      2.09 Disability:

            A Participant shall be considered to suffer from a Disability, if, in the judgment of the Plan Administrator's delegate, the Participant -

            (a) Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

            (b) Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's Employer.

      2.10 Distribution Date:

            Distribution Date shall have the same meaning as Valuation Date; provided, however, if the Valuation Date is more frequent than once per month, the Distribution Date shall mean the first day of each month.

      2.11 Election Form:

            The form prescribed by the Plan Administrator's delegate on which a Participant specifies the amount of his or her Base Compensation, Periodic Incentive Compensation and Bonus Compensation to be deferred pursuant to the provisions of Article IV. An Election Form need not exist in a paper format, and it is expressly contemplated that the Plan Administrator's delegate may adopt such technologies, including voice response systems, emails, electronic forms and internet or intranet sites, as it deems appropriate from time to time.

      2.12 Eligible Employee:

            The term, Eligible Employee, shall have the meaning given to it in
Section 3.01(b).

      2.13 Employee:

            Any person who is - (a) classified by his or her Employer as a common-law employee, and (b) receiving remuneration that is paid in U.S. dollars from an Employer's U.S. payroll for personal services rendered in the employment of an Employer.

      2.14 Employer:

            Each division of the Company and each of the Company's subsidiaries and affiliates (if any) that is currently designated by the Plan Administrator as an employer that is participating in the Plan for the benefit of its Employees.

      2.15 ERISA:

            Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.16 Key Employee:

            Any Eligible Employee or former Eligible Employee who at any time during the Plan Year is -

            (a) an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1));

            (b) a 5 percent owner of the Employer; or

            (c) a 1-percent owner of the Employer having annual compensation of more than $150,000.

            For purposes of subsection (a) above, no more than 50 Eligible Employees (or if less, the greater of 3 or 10 percent of the Employer's employees) shall be treated as officers. For purposes of this Section, annual compensation means compensation as defined in Code section 415(c)(3). The Plan Administrator's delegate shall determine who is a Key Employee in accordance with Code section 416(i) and the applicable regulations and other guidance of general applicability issued thereunder or in connection therewith (including the provisions of Section 416(i)(3) that treat self employed individuals as employees for purposes of this definition); provided, that Code section 416(i)(5) shall not apply in making such determination.

      2.17 Misconduct:

            (a) Before the occurrence of a change in control (as defined below), unless otherwise provided through specific terms included in an Election Form by authorization of the Plan Administrator, any one or more of the following, as determined by the Plan Administrator:

                  (1) A Participant's commission of a crime which, in the
            judgment of the Plan Administrator, resulted or is likely to result in damage or injury to the Company or a Subsidiary;

                  (2) The material violation by the Participant of written
            policies of the Company or a Subsidiary;

                  (3) The habitual neglect or failure by the Participant in the performance of his or her duties to the Company or a Subsidiary (but only if such neglect or failure is not remedied within a reasonable remedial period after Participant's receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

                  (4) Action or inaction by the Participant in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Plan Administrator, in material injury to the Company or a Subsidiary; and

            For purposes of this subsection and subsection (b) below, the term "change of control" shall have the meaning that is assigned to such term under the Company's most recently effective long term incentive stock plan.

            (b) From and after the occurrence of a change of control, unless otherwise provided through specific terms included in an Election Form by the Plan Administrator, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Plan Administrator:

                  (1) Participant's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

                  (2) A demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Participant's receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

                  (3) The consistent gross neglect of duties or consistent
            wanton negligence by the Participant in the performance of the Participant's duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Participant's receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

      2.18 Participant:

            Any Eligible Employee who is qualified to participate in this Plan in accordance with Section 3.01 and who has an Account. An active Participant is one who is currently deferring under Section 4.01.

      2.19 Performance-Based Compensation:

            Any performance-based compensation (within the meaning of Section 409A(a)(4)(B)(iii)) based on services performed over a period of at least 12 months.

      2.20 Periodic Incentive Compensation:

            An Eligible Employee's adjusted periodic cash incentive, commission or performance award under his or her Employer's incentive, commission or performance plan, to the extent paid in U.S. dollars from an Employer's U.S. payroll. An Eligible Employee's periodic incentive, commission or performance awards shall be adjusted to reduce them for applicable tax withholdings, authorized deductions (including deductions for a qualified retirement plan under Code section 401(a), a cafeteria plan under Code section 125 and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such payments or awards available for deferral.

      2.21 Permissible Events:

            The events that may be selected by a Participant to terminate a period of deferral and to trigger a Plan distribution, i.e., Separation from Service or Retirement.

      2.22 Plan:

            The Janus Capital Group Inc. Income Deferral Program, as set forth herein and as it may be amended and restated from time to time.

      2.23 Plan Administrator:

            The Board or a committee appointed by the Board to administer the Plan ("Plan Committee"). The Plan Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in securities (including derivative securities) of the Company pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

      2.24 Plan Year:

            Except with respect to the first Plan Year, which begins on the Start Date and ends on December 31, 2004, the 12-consecutive month period beginning on January 1 and ending on December 31.

      2.25 Retirement:

            Separation from Service with the Company and all affiliates (other than for Misconduct) after attaining eligibility for retirement. A Participant attains eligibility for retirement when he or she attains - (i) at least age 55 with 10 or more years of service, (ii) at least age 65, or (iii) if permissible under Section 409A, at least age 50 if the Participant's Separation from Service is occasioned by a bona fide Employer restructuring program that applies generally to one or more categories of employees of the Employer. Notwithstanding the preceding sentence, Misconduct shall not be considered in determining whether a Participant has attained his or her Retirement unless authorized under Section 409A.

      2.26 Section 409A:

            Section 409A of the Code and the applicable regulations and other guidance of general applicability that is issued thereunder.

      2.27 Separation from Service:

            A Participant's separation from service with the Company, all Employers and all other Company subsidiaries and affiliates, and which meets the requirements of Section 409A(a)(2)(A)(i).

      2.28 Spouse:

            An individual shall be considered a Participant's Spouse for purposes of this Plan if - (i) the individual is of the opposite gender to the Participant, (ii) the individual and the Participant are considered to be legally married (including a common law marriage, if the common law marriage was formed in one of the states that permit the formation of a common law marriage), and (iii) the marriage of the individual and the Participant is recognized on the relevant day as valid in the state where the Participant resides.

      2.29 Start Date:

            The date this Plan originally became effective, the 9th day of November, 2004.

      2.30 Unforeseeable Emergency:

            A severe financial hardship to the Participant resulting from -

            (a) An illness or accident of the Participant, the Participant's Spouse or a dependent (as defined in Code section 152(a)) of the Participant;

            (b) Loss of the Participant's property due to casualty; or

            (c) Any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

            The Plan Administrator's delegate shall determine the occurrence of an Unforeseeable Emergency in accordance with Section 409A(a)(2)(B)(ii).

      2.31 Valuation Date:

            Each date as specified by the Plan Administrator from time to time as of which Participant Accounts are valued in accordance with Plan procedures that are currently in effect. As of the Start Date, the Valuation Dates are March 31, June 30, September 30 and December 31. In accordance with procedures that may be adopted by the Plan Administrator, any current Valuation Date may be changed. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION

      3.01 Eligibility to Participate.

            (a) Only Eligible Employees shall be eligible to defer compensation under this Plan. During the period an individual satisfies all of the eligibility requirements of this Section, he or she shall be referred to as an Eligible Employee.

            (b) An Eligible Employee shall mean any Employee who is currently classified by the Plan Administrator as satisfying one or more of the following eligibility criteria -

                  (1) an officer of the Employer that maintains a "Vice
            President 4" or higher office (or equivalent designation) as defined by the Human Resources Department of the Company;

                  (2) a portfolio manager of a Janus mutual fund, private
            account, or commingled fund;

                  (3) a senior sales representative having annual compensation greater than $1,000,000; and

                  (4) a senior officer of a Company subsidiary that is
            specifically designated to be eligible by the Plan Administrator or its delegate.

                  Notwithstanding the preceding sentence, from time to time the Plan Administrator may modify, limit or expand the class of Eligible Employees eligible to defer hereunder, pursuant to criteria for eligibility that need not be uniform among all or any group of Eligible Employees.

            (c) Each Eligible Employee becomes an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Eligible Employee to the delegate of the Plan Administrator in accordance with Section 4.01.

      3.02 Termination of Eligibility to Defer.

            A Participant's eligibility to participate actively by making deferrals under Section 4.01 shall terminate upon the date he or she ceases to be an Eligible Employee who is described in either the first or second sentence of Section 3.01(b). After termination of an individual's eligibility to make deferrals under the Plan, the individual shall be an inactive Participant in this Plan.

      3.03 Termination of Participation.

            An individual, who is a Participant (whether active or inactive) under the Plan, ceases to be a Participant on the date his or her Account is fully paid out.

                     ARTICLE IV - DEFERRAL OF COMPENSATION

      4.01 Deferral Elections.

            (a) Each Eligible Employee may make an election to defer under the Plan any whole percentage of his or her Base Compensation (up to 50%), Periodic Incentive Compensation (up to 100%) and Bonus Compensation (up to 100%) in the manner described in Section 4.02. With respect to Periodic Incentive Compensation and Bonus Compensation, the Participant may specify two alternative deferral percentages that will be applicable to Periodic Incentive Compensation and/or Bonus Compensation; one deferral percentage will apply to a Participant's Periodic Incentive Compensation and/or Bonus Compensation if his or her bonus is equal to or greater than a specified target amount, and the other deferral percentage (including 0%) will apply to a Participant's Periodic Incentive Compensation and/or Bonus Compensation if his or her bonus is less than that specified target amount. Any percentage of Base Compensation deferred by an Eligible Employee for a Plan Year will be deducted each pay period during the Plan Year for which he or she has Base Compensation and is an Eligible Employee. The percentage of Periodic Incentive Compensation and Bonus Compensation deferred by an Eligible Employee for a Plan Year will be deducted from his or her payment under the applicable compensation program at the time it would otherwise be made, provided he or she remains an Eligible Employee at such time.

            (b) Notwithstanding subsection (a) above, the Plan Administrator in its discretion may implement rules and procedures from time to time that allow Participants - (1) to elect to defer Base Compensation, Periodic Incentive Compensation and/or Bonus Compensation in amounts other than whole percentages, such as in whole dollar amounts, or (2) to specify a dollar maximum that would limit their percentage deferral elections of Base Compensation, Periodic Incentive Compensation and/or Bonus Compensation.

            (c) To be effective, an Eligible Employee's Election Form must set forth the percentage of Base Compensation, Periodic Incentive Compensation and Bonus Compensation to be deferred in accordance with subsection (a) above (or amount in accordance with subsection (b)), the deferral period under Section 4.03, the form of payment under Section 4.04, the initial phantom investment option or options under Section 5.02 to which the deferred amount will be credited initially, the Eligible

      Employee's Beneficiary designation, and any other information that may be required by the Plan Administrator from time to time. In addition, the Election Form must meet the requirements of Section 4.02 below.

      4.02 Time and Manner of Deferral Election.

            (a) Deferrals of Base Compensation. Subject to the next two sentences, an Eligible Employee must make a deferral election for a Plan Year with respect to Base Compensation at least one month prior to the beginning of the Plan Year in which the Base Compensation would otherwise be paid. An individual who newly becomes an Eligible Employee will have 30 days from the date the individual becomes an Eligible Employee to make an election with respect to compensation earned for payroll cycles that begin after the election is received (if this 30-day period ends later than the deadline under the preceding sentence). For purposes of the deferral of Base Compensation relating to services to be performed in the 2005 Plan Year, the deferral election must be made by December 10, 2004.

            (b) Deferrals of Bonus Compensation. Bonus Compensation shall be subject to the deferral rules set forth in the following three paragraphs:

                  (1) Regular Bonus Compensation. Subject to Paragraphs (2) and
            (3) below and the next sentence, an Eligible Employee must make a deferral election with respect to his or her Bonus Compensation no later than the close of the Plan Year preceding the Plan Year in which the services are performed for which the Bonus Compensation is paid. For purposes of the deferral of Bonus Compensation that is paid for the 2004 Plan Year, the deferral election must be made by December 10, 2004.

                  (2) Performance-Based Compensation. Subject to Paragraph (3)
            below, if an Eligible Employee's Bonus Compensation for a particular Plan Year will qualify as Performance-Based Compensation, the Eligible Employee may make a deferral election for such Bonus Compensation no later than six months prior to the end of the performance period to which such Bonus Compensation relates.

                  (3) Newly Eligible Participants. An individual who newly
            becomes an Eligible Employee during a Plan Year may make a deferral election with respect to his or her Bonus Compensation that is payable for services performed in such Plan Year so long as the deferral election - (i) is made within 30 days of the date the individual becomes an Eligible Employee, and (ii) is limited to the maximum portion of such Plan Year's Bonus Compensation as may deferred under Section 409A.

            (c) Deferrals of Periodic Incentive Compensation. Periodic Incentive Compensation shall be subject to the deferral rules set forth in the following three paragraphs:

                  (1) Regular Periodic Incentive Compensation. Subject to
            Paragraphs (2) and (3) below and the next sentence, an Eligible Employee must make a deferral election for a Plan Year with respect to Periodic Incentive Compensation at least one month prior to the beginning of the Plan Year in which the Periodic Incentive Compensation would otherwise be paid. For purposes of the deferral of Periodic Incentive Compensation relating to services to be performed in the 2005 Plan Year, the deferral election must be made by December 10, 2004.

                  (2) Performance-Based Compensation. Subject to Paragraph (3)
            below, if an Eligible Employee's Periodic Incentive Compensation for a particular Plan Year will qualify as Performance-Based Compensation, the Eligible Employee may make a deferral election for such Periodic Incentive Compensation no later than six months prior to the end of the performance period to which such Periodic Incentive Compensation relates.

                  (3) Newly Eligible Participants. An individual who newly
            becomes an Eligible Employee during a Plan Year may make a deferral election with respect to his or her Periodic Incentive Compensation that is payable for services performed in such Plan Year so long as the deferral election - (i) is made within 30 days of the date the individual becomes an Eligible Employee, and (ii) is limited to the maximum portion of such Plan Year's Periodic Incentive Compensation as may deferred under Section 409A.

            (d) General Provisions. A separate deferral election must be made by an Eligible Employee for each category of compensation that is eligible for deferral. If an Eligible Employee fails to file a properly completed and executed Election Form with the Plan Administrator's delegate by the prescribed time, he or she will be deemed to have elected not to defer any Base Compensation, Periodic Incentive Compensation or Bonus Compensation, as the case may be, for the applicable Plan Year. An election is irrevocable once received and determined by the delegate of the Plan Administrator to be properly completed. Increases or decreases in the amount or percentage a Participant elects to defer shall not be permitted once an election has become irrevocable. Notwithstanding the preceding provisions of this Section, to the extent necessary because of circumstances beyond the control of the Eligible Employee and in the interests of orderly Plan administration (or to avoid undue hardship to an Eligible Employee), the Plan Administrator may grant an extension of any election period or may permit the complete revocation of an election, but such extension or revocation shall not permit an election or revocation to be made after the latest time permissible for initial elections under
      Section 409A.

            (e) Beneficiaries. To be considered complete, the first Election Form filed by a Participant shall designate the Beneficiary to receive payment, in the event of his or her death, of the amounts credited to his or her applicable Deferral Subaccounts. Any Beneficiary designation made on a subsequent Election Form or through a separate Beneficiary designation shall apply on an aggregate basis to all of a Participant's Deferral Subaccounts. However, a Participant's Beneficiary designation shall only be effective if it is signed by the Participant and filed with the Plan Administrator's delegate prior to the Participant's death, and if it meets such other standards as the Plan Administrator's delegate shall require from time to time. A Beneficiary is paid in accordance with the terms of a Participant's Election Form, as interpreted by the Plan Administrator's delegate in accordance with the terms of this Plan.

      4.03 Initial Period of Deferral.

            An Eligible Employee making a deferral election shall specify a deferral period on his or her Election Form by designating a specific payout date, a specific Permissible Event for payout, or both a specific payout date and a Permissible Event. Any Eligible Employee who specifies Retirement as his or her Permissible Event must also designate a payout date. If an Eligible Employee has designated both a specific payout date and a Permissible Event, the Eligible Employee's deferral period shall terminate on the earlier of the specific payout date and the Permissible Event. Any Eligible Employee who designates a payout date shall be deemed to have elected a payout date that would occur not earlier than:

            (a) For Base Compensation, at least until January 1 of the third Plan Year following the Plan Year during which the Base Compensation would have been paid absent the deferral;

            (b) For Periodic Incentive Compensation, at least until January 1 of the third Plan Year following the Plan Year during which the Periodic Incentive Compensation would have been paid absent the deferral; and

            (b) For Bonus Compensation, at least 2 years after the date the Bonus Compensation would have been paid absent the deferral.

            In addition, notwithstanding an Eligible Employee's actual election, if a Participant has elected a specific payout date that would be after his or her 80th birthday, the Participant shall be deemed to have elected his or her 80th birthday as his or her specific payout date.

      4.04 Initial Form of Payment.

            An Eligible Employee making a deferral election may specify a form of payment on his or her Election Form by designating either a lump sum payment or installment payments for 5, 10, 15 or 20 years. If an Eligible Employee elects installment payments, the Eligible Employee shall also specify whether installments should be paid quarterly, semi-annually or annually. However, installment payments shall only be made for a period beyond 5 years (regardless of the Eligible Employee's election) if the Eligible Employee continues in employment with an Employer through his or her Retirement (and in all other cases an election of installments for more than 5 years shall be deemed to be an election of installments for 5 years). In addition, all installment payments shall end with an Eligible Employee's 80th birthday. Therefore, if an Eligible Employee elects installments for a period extending beyond the Eligible Employee's 80th birthday, such election shall be treated as an election for installments over a period of whole and partial years that ends on the Eligible Employee's 80th Birthday. If an Eligible Employee fails to make a form of payment election on the Election Form, his or her form of payment shall be a lump sum payment.

      4.05 Subsequent Revisions to Deferral Period or Form of Payment.

            During the time that a Participant is still employed by an Employer as an Eligible Employee, the Participant may make an election to revise the deferral period or form of payment (or both) that applies to a Deferral Subaccount in accordance with this section. An election made under this section shall not be effective for 12 months after it is made. This requirement shall be applied in accordance with Section 409A to bar, as necessary, an election under this section from being effective if it occurs too soon before the time a distribution would be made in connection with a Permissible Event designated by the Participant. In addition, if a Participant has specified a date as the end of his or her deferral period, an election under this section shall not be effective unless it is made at least 12 months prior to the date the first scheduled payment would be made in connection with such specified date. If an election is made under this section, the first payment pursuant to such election must be deferred at least 5 years from the date such payment would otherwise have been made. However, an election under this section may not provide for payments beyond a Participant's 80th birthday, and if this requirement conflicts with the minimum 5 years of additional deferral required under the preceding sentence, then no election under this section shall be permitted. So long as a Participant qualifies under this section to change his or her period of deferral and/or form of payment, there is no limit on the number of elections that may be made under this section. Any form of payment elected under this section must be authorized and available to the Participant under the terms of Section 4.04. This section shall not apply to a Beneficiary. In the case of a Participant who is an officer within the meaning of Section 16 of the Securities Exchange Act of 1934, an election under this section shall not be effective unless approved by the Plan Administrator.

                     ARTICLE V - INTERESTS OF PARTICIPANTS

      5.01 Accounting for Participants' Interests.

            (a) Deferral Subaccounts. Each Participant shall have at least one separate Deferral Subaccount for each separate deferral of Base Compensation, Periodic Incentive Compensation and Bonus Compensation made by the Participant under this Plan. However, the Plan Administrator's delegate may also combine Deferral Subaccounts to the extent it deems separate accounts are not needed for sound recordkeeping. A Participant's deferral shall be credited to his or her Account as soon as practicable following the date when the compensation would have been paid to the Participant in the absence of its deferral. A Participant's Account is a bookkeeping device to track the value of his or her deferrals (and his or her Employer's liability therefor). Except to the limited extent provided in the trust agreement, no assets shall be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.

            (b) Account Earnings or Losses. As of each Valuation Date, a Participant's Account shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his or her Account had actually been invested as directed by the Participant in accordance with this Article. The Plan provides only for "phantom investments," and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant's Account and the amount of his or her Employer's liability to make deferred payments to or on behalf of the Participant.

      5.02 Phantom Investment Options.

            The phantom investment options that are available under this Plan shall be those Janus mutual funds that are offered to participants under the Company's 401(k) plan. Participant Accounts invested in these phantom investment options are adjusted to reflect an investment in the corresponding investment options under the Company's 401(k) plan. An amount deferred or transferred into one of these options is converted to phantom units in the applicable Company 401(k) fund of equivalent value by dividing such amount by the value of a unit in such fund on the date as of which the amount is treated as invested in this option by the Plan Administrator. Thereafter, a Participant's interest in each such phantom option is valued as of a Valuation Date by multiplying the number of phantom units credited to his or her Account on such date by the value of a unit in the applicable Company 401(k) fund on such date. The Plan Administrator may discontinue any phantom investment option with respect to some or all Accounts, and it may provide rules for transferring a Participant's phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply). In the absence of a specific direction by the Plan

Administrator, the discontinuance and replacement of phantom investment options under this Plan shall mirror what occurs in this regard under the Company's 401(k) plan.

      5.03 Phantom Investment Option Directions and Reallocations.

            (a) In connection with an Eligible Employee's first deferral Election Form submitted under the Plan, the Eligible Employee shall specify in one (1) percent increments how his or her deferrals are to be invested in one or more of the phantom investment options offered under
      Section 5.02. Thereafter, the Eligible Employee - (i) may specify a different investment direction that shall apply to his or her future deferrals, and (ii) may reallocate the investment of his or her existing Account by specifying, in one (1) percent increments, how such amounts are to be invested among the phantom investment options then offered under the Plan. The Plan Administrator may provide that such initial allocations or reallocations are to be made in a different increment specified by the Plan Administrator. A new investment direction for future deferrals shall be made on the Election Form that relates to such deferrals. A reallocation of a Participant's existing Account shall be made using an investment change procedure that is provided by the Plan Administrator's delegate for this purpose. This procedure may include the use of written or electronic forms, as well as the use of a voice-response system, as determined by the Plan Administrator's delegate.

            (b) Any investment reallocation of a Participant's existing Account that is permitted by subsection (a) shall be effective as of the next Valuation Date that occurs at least date 30 days after the date the investment reallocation is received by the Plan Administrator's delegate. If more than one reallocation is received on a timely basis, the reallocation that the Plan Administrator's delegate determines to be the most recent shall be followed.

            (c) If the Plan Administrator's delegate possesses at any time investment directions as to the phantom investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be invested in a money market phantom investment option offered under the Plan (or if no money market investment option is offered, the investment option that most nearly resembles a money market investment option).

      5.04 Vesting of a Participant's Account.

            A Participant's interest in the value of his or her Account shall at all times be 100 percent vested, which means that it will not forfeit as a result of his or her Separation from Service. However, except as provided in the trust agreement, a Participant's right to be paid by the Participant's Employer remains subject to the claims of the general creditors of the Employer.

                           ARTICLE VI - DISTRIBUTIONS

      6.01 General.

            A Participant's Account shall be distributed as provided in this Article. In no event shall any portion of a Participant's Account be distributed earlier than is allowed under Section 409A.

      6.02 Distribution Pursuant to Deferral Election.

            (a) Scheduled Payout Date. Subject to subsection (b), with respect to a specific deferral, such deferral shall be paid (in accordance with the provisions of Section 6.05) to the Participant as soon as practicable after the occurrence of the Participant's "Scheduled Payout Date." A Participant's "Scheduled Payout Date" shall be the earlier of:

                  (1) The first Distribution Date that follows the date selected by the Participant for such deferral in accordance with Sections
            4.03 and 4.05, or

                  (2) The first Distribution Date that follows the earliest to occur Permissible Event that has been selected and is in effect for such deferral in accordance with Sections 4.03 and 4.05.

            (b) Special Rule for Separation from Service Events. If the Participant's Scheduled Payout Date is the result of the occurrence of a Permissible Event and such Participant is a Key Employee as of a date that causes the Participant to be subject to Section 409A(a)(2)(B)(i), then no distribution may be made before the date which is 6 months after the date of the Permissible Event (or, if earlier, the date of death of the Participant). In addition, unless otherwise directed by the Plan Administrator, the delegate of the Plan Administrator shall apply the preceding sentence by assuming that all Participants who are employed as officers of the Company as of the relevant date are Key Employees.

            (c) Special Rule for Section 16 Officers. This subsection shall apply if a distribution would occur in accordance with the preceding provisions of this section at a time when the Participant is an officer who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934, and if the distribution will result in a disposition of phantom Company stock by the Participant. In this event, then to the extent permitted by Section 409A, the actual distribution to the Participant shall be delayed to the extent necessary, if any, in order to allow time for the Plan Administrator to approve the distribution in accordance with Rule 16b-3(e).

      6.03 Distributions on Account of Death.

            Upon a Participant's death, his or her Beneficiary shall be paid each Deferral Subaccount still standing to the Participant's credit under the Plan as soon as practicable after the first Distribution Date to occur after the Plan Administrator's delegate receives notification of the Participant's death. Any claim to be paid any amounts standing to the credit of a Participant in connection with the Participant's death must be received by the Plan Administrator at least 14 days before any such amount is paid out by the Plan Administrator. Any claim received thereafter is untimely, and it shall not lie against the Plan, the Company, any Employer, the Plan Administrator, the Plan Administrator's delegate or any other party acting for one or more of them.

      6.04 Acceleration of Payments.

            Pursuant to the rules and provisions of this Section 6.04, payment of one or more specific deferrals may be made earlier than specified in Section 6.02.

            (a) Disability Payments. If a Participant believes he or she is suffering from a Disability, the Participant may file a written request with the delegate of the Plan Administrator for accelerated payment of all or a portion of the amount credited to his or her Account. After a Participant has filed a written request pursuant to this subsection, along with all supporting material, the Plan Administrator's delegate shall determine within 45 days (or such other number of days as allowed by applicable law if special circumstances warrant additional time) whether the Participant meets the criteria for a Disability. In addition, to the extent required under Section 409A, if the Participant applies for disability benefits from his or her Employer, the Employer shall advise the Plan Administrator's delegate and the Plan Administrator's delegate shall proceed to determine if the Participant meets the criteria for a Disability under this Plan, even if the Participant has yet not applied for accelerated payment from this Plan. The Participant shall submit to whatever medical examinations are necessary for the Plan Administrator's delegate to make its determination. If the Plan Administrator's delegate determines that the Participant has satisfied the criteria for a Disability, the Participant's Account shall be distributed in a lump sum as soon as practicable after the first Distribution Date following such determination.

            (b) Change in Ownership Payments. Subject to the next sentence, each Participant's Account shall be distributed in a lump sum payment as soon as practicable following the occurrence of a Change in Ownership. However, if a Participant has previously elected to change his or her deferral election under Section 4.05 for a particular deferral amount, to the extent required under Section 409A, distribution of such deferral amount may not be made earlier than the minimum additional deferral period specified in Section 4.05.

            (c) Unforeseeable Emergency. If a Participant believes an Unforeseeable Emergency has occurred, the Participant or Beneficiary may file a written request with the Plan Administrator for accelerated payment of all or a portion of the amount credited to his or her Account. After a Participant has filed a written request pursuant to this subsection, along with all supporting material, the Plan Administrator's delegate shall determine within 60 days (or such other number of days if special circumstances warrant additional time) whether the Participant meets the criteria for an Unforeseeable Emergency. If the Plan Administrator's delegate determines that an Unforeseeable Emergency has occurred, the Participant or Beneficiary shall receive a distribution from his or her Account as soon as administratively practicable. However, such distribution shall not exceed the dollar amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

            (d) Cashouts of Small Amounts. Subject to the remaining sentences of this subsection and subsections (b) and (c) of Section 6.02, if - (1) a Participant has a Separation from Service (but not including a Retirement), and (2) the total balance of all of the Participant's Deferral Subaccounts, as of the first Distribution Date next following the Separation from Service, equals $25,000 or less (or such other amount as may be specified for this purpose under Section 409A), all of the Participant's Deferral Subaccounts shall be distributed to the Participant as a single lump sum as soon as practicable after the first Distribution Date that follows the Participant's Separation from Service. To the extent required under Section 409A, a Deferral Subaccount shall not be distributed under this subsection before the end of the minimum period of additional deferral that is applicable to the Deferral Subaccount under
      Section 4.05. If the preceding sentence delays payout of a distribution, payout shall be made as soon as practicable after the minimum period of deferral.

      6.05 Form of Payments.

            Unless otherwise provided in this Article VI, payments made under
Section 6.02 shall be made pursuant to the form of payment elected by the Participant under Section 4.04 or 4.05. All payments under Sections 6.02, 6.03 and 6.04 shall be made in cash, unless the Plan Administrator makes an advance determination, in its discretion, to settle deferrals in units of the mutual funds in which the Participant was invested on a phantom basis at the time such distribution is processed. Notwithstanding the preceding sentence, no in-kind distributions shall be made with respect to deferrals of Base Compensation, Periodic Incentive Compensation or Bonus Compensation that are invested in a phantom Company stock fund.

      6.06 Valuation.

            In determining the amount of any individual distribution pursuant to this Article, the Participant's Deferral Subaccount shall continue to be credited with earnings and gains (and debited for expenses and losses) as specified in Section 5.01 until the Valuation Date preceding the distribution. In determining the value of a Participant's remaining Deferral Subaccount following an installment distribution, such installment distribution (determined without application of the last sentence of this section) shall reduce the value of the Participant's Deferral Subaccount as of the close of the Valuation Date preceding the payment date for such installment. The amount to be distributed in connection with any installment payment shall be determined by dividing the value of a Participant's Deferral Subaccount as of such preceding Valuation Date by the remaining number of installments to be paid with respect to such Deferral Subaccount. Notwithstanding the preceding provisions of this section, in the event that amounts or assets have been set aside for liabilities under this Plan in accordance with the trust agreement, the amount actually distributed to or on behalf of a Participant in accordance with the first or third sentence of this section shall be adjusted to reflect any change in the value of the assets, in which such distribution is deemed invested, between the applicable Valuation Date and the date on which such distribution is actually processed by the delegate of the Plan Administrator.

                       ARTICLE VII - PLAN ADMINISTRATION

      7.01 Plan Administrator.

            The Plan Administrator is responsible for the administration of the Plan. The Plan Administrator has the authority to name one or more delegates to carry out certain responsibilities hereunder. Any such delegation shall state the scope of responsibilities being delegated.

      7.02 Action.

            Action by the Plan Administrator may be taken in accordance with procedures that the Plan Administrator adopts from time to time or that the Company's Law Department determines are legally permissible.

      7.03 Powers of the Plan Administrator.

            The Plan Administrator shall administer and manage the Plan and shall have (and shall be permitted to delegate) all powers necessary to accomplish that purpose, including (but not limited to) the following:

            (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;

            (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

            (c) To compute and certify to the Employer the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;

            (d) To authorize all disbursements by the Employer pursuant to this Plan;

            (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;

            (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

            (g) To authorize its delegates to delegate to other individuals or entities from time to time the performance of any of its delegates' duties or responsibilities hereunder;

            (h) To establish or to change the phantom investment options or arrangements under Article V;

            (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan; and

            (j) Notwithstanding any other provision of this Plan, the Plan Administrator may take any action it deems appropriate in furtherance of any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include, but are not limited to, altering the effective date of allocations or distributions of Accounts or Deferral Subaccounts.

            The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination shall be made in the absolute and unrestricted discretion of the Plan Administrator, even if (1) such discretion is not expressly granted by the Plan provisions in question, or
(2) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator's discretionary authority shall not be disturbed unless it is clearly shown to be arbitrary and capricious.

      7.04 Compensation, Indemnity and Liability.

            The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Employer. To the extent deemed appropriate by the Plan Administrator, any such expense may be charged against specific Participant Accounts, thereby reducing the obligation of the Employer. No member of the Committee, and no individual acting as the delegate of the Committee, shall be liable for any act or omission of any other member or individual, nor for any act or omission on his or her own part, excepting his or her own willful Misconduct. The Employer will indemnify and hold harmless each member of the Committee and any employee of the Company (or an affiliate, if recognized as an affiliate for this purpose by the Plan Administrator) acting as the delegate of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee (or his or her serving as the delegate of the Committee), excepting only expenses and liabilities arising out of his or her own willful Misconduct.

      7.05 Taxes.

            If the whole or any part of any Participant's Account becomes liable for the payment of any estate, inheritance, income, employment, or other tax which the Employer may be required to pay or withhold, the Employer will have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the account of the Participant. To the extent practicable, the Employer will provide the Participant notice of such withholding. Prior to making any payment, the Employer may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

      7.06 Conformance with Section 409A.

            At all times during each Plan Year, this Plan shall be operated in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Administrator or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.

                        ARTICLE VIII - CLAIMS PROCEDURES

      8.01 Claims for Benefits.

            If a Participant, Beneficiary or other person (hereafter, "Claimant") does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, he or she may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator. If the claim for benefits is denied, the Plan Administrator will notify the Claimant within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits should advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his or her claim, and the steps which the Claimant must take to appeal his or her claim for benefits.

      8.02 Appeals of Denied Claims.

            Each Claimant whose claim for benefits has been denied may file a written appeal for a review of his or her claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he or she received the notice denying his or her claim. The decision of the Plan Administrator will be communicated to the Claimant within 60 days after receipt of a request for appeal. The notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision may be rendered not later than 120 days after receipt of a request for appeal.

      8.03 Special Claims Procedures for Disability Determinations.

            If the claim or appeal of the Claimant relates to Disability benefits, such claim or appeal shall be processed pursuant to the applicable provisions of Department of Labor Regulation section 2560.503-1 relating to Disability benefits, including sections 2560.503-1(d), 2560.503-1(f)(3), 2560.503-1(h)(4) and 2560.503-1(i)(3).

                     ARTICLE IX - AMENDMENT AND TERMINATION

      9.01 Amendments.

            The applicable Committee of the Board of Directors of the Company has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing and adopted by the Committee. All Participants and Beneficiaries shall be bound by such amendment. Any amendments made to the Plan shall be subject to any restrictions on amendment that are applicable to ensure continued compliance under Section 409A. Notwithstanding the preceding sentence (but only if the presence of this provision in the Plan does not cause the Plan to fail to meet
Section 409A prior to when this provision is used in operation), to the extent that the Committee expressly decides to amend this Plan without regard to the Plan's continuing compliance with Section 409A, such amendment shall be given effect without regard to the adverse consequences that may occur under Section 409A.

      9.02 Termination of Plan.

            The Company expects to continue this Plan, but does not obligate itself to do so. The Company, acting by the Committee specified in Section 9.01 or through its Board of Directors, reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination shall be binding upon all affected Participants) and their Beneficiaries, but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated (in whole or in part), the termination resolution shall provide for how amounts theretofore credited to affected Participants' Accounts will be distributed. This section is subject to the same restrictions related to compliance with
Section 409A that apply to Section 9.01.

                           ARTICLE X - MISCELLANEOUS

      10.01 Limitation on Participant's Rights.

            Participation in this Plan does not give any Participant the right to be retained in the Employer's or Company's employ (or any right or interest in this Plan or any assets of the Company or Employer other than as herein provided). The Company and Employer reserve the right to terminate the employment of any Participant without any liability for any claim against the Company or Employer under this Plan, except for a claim for payment of deferrals as provided herein.

      10.02 Unfunded Obligation of Individual Employer.

            The provisions of this section shall apply except as otherwise provided in the trust agreement. The benefits provided by this Plan are unfunded. All amounts payable under this Plan to Participants are paid from the general assets of the

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

Participant's individual Employer. Nothing contained in this Plan requires the Company or Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, Beneficiary, nor any other person shall have any property interest, legal or equitable, in any specific Employer asset. This Plan creates only a contractual obligation on the part of a Participant's individual Employer, and the Participant has the status of a general unsecured creditor of this Employer with respect to amounts of compensation deferred hereunder. Such a Participant shall not have any preference or priority over, the rights of any other unsecured general creditor of the Employer. No other Employer guarantees or shares such obligation, and no other Employer shall have any liability to the Participant or his or her Beneficiary. In the event, a Participant transfers from the employment of one Employer to another, the former Employer shall transfer the liability for deferrals made while the Participant was employed by that Employer to the new Employer (and the books of both Employers shall be adjusted appropriately).

      10.03 Other Plans.

            This Plan shall not affect the right of any Eligible Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by any Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment.

      10.04 Receipt or Release.

            Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Employer and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

      10.05 Governing Law.

            This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Delaware (other than its laws relating to choice of law). If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

      10.06 Adoption of Plan by Related Employers.

            The Plan Administrator may select as an Employer any division of the Company, as well as any corporation related to the Company by stock ownership, and permit or cause such division or corporation to adopt the Plan. The selection by the Plan Administrator shall govern the effective date of the adoption of the Plan by such related Employer. The requirements for Plan adoption are entirely within the discretion of the Plan Administrator and, in any case where the status of an entity as an Employer is at issue, the determination of the Plan Administrator shall be absolutely conclusive.

      10.07 Gender, Tense and Examples.

            In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

      10.08 Successors and Assigns; Nonalienation of Benefits.

            This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company or Employer. Notwithstanding the foregoing, the Plan Administrator reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan from the Deferral Subaccount of a Participant. Any such payment shall be charged against and reduce the Participant's Account.

      10.09 Facility of Payment.

            Whenever, in the Plan Administrator's opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Employer to make payments to such person or to the legal representative of such person for his or her benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.

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